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                                                                   EXHIBIT 10.12


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                                      PBG
                                EXECUTIVE INCOME
                                DEFERRAL PROGRAM



                                  As Effective
                                October 11, 2000


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                                       PBG
                        EXECUTIVE INCOME DEFERRAL PROGRAM

                                TABLE OF CONTENTS


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
ARTICLE I:  INTRODUCTION.....................................................................1

ARTICLE II:  DEFINITIONS.....................................................................2

        2.1  Account.........................................................................2
        2.2  Base Compensation...............................................................2
        2.3  Beneficiary.....................................................................2
        2.4  Bonus Compensation..............................................................3
        2.5  Code............................................................................3
        2.6  Company.........................................................................3
        2.7  Deferral Subaccount.............................................................3
        2.8  Disability......................................................................3
        2.9  Distribution Date...............................................................3
        2.10  Election Form..................................................................3
        2.11  Employer.......................................................................3
        2.12  ERISA..........................................................................4
        2.13  Executive......................................................................4
        2.14  Fair Market Value..............................................................4
        2.15  Misconduct.....................................................................4
        2.16  Participant....................................................................4
        2.17  PBG............................................................................4
        2.18  Performance Unit Payout........................................................5
        2.19  Plan...........................................................................5
        2.20  Plan Administrator.............................................................5
        2.21  Plan Year......................................................................5
        2.22  Prior Plan.....................................................................5
        2.23  Retirement.....................................................................5
        2.24  Risk of Forfeiture Subaccount..................................................5
        2.25  Start Date.....................................................................5
        2.26  Stock Option Gains.............................................................5
        2.27  Termination of Employment......................................................6
        2.28  Valuation Date.................................................................6

ARTICLE III:  PARTICIPATION..................................................................7

        3.1  Eligibility to Participate......................................................7
        3.2  Deferral Election...............................................................8


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
        3.3  Time and Manner of Deferral Election............................................8
        3.4  Period of Deferral.............................................................10

ARTICLE IV:  INTERESTS OF PARTICIPANTS......................................................12

        4.1  Accounting for Participants' Interests.........................................12
        4.2  Vesting of a Participant's Account.............................................16
        4.3  Risk of Forfeiture Subaccounts.................................................17
        4.4  Distribution of a Participant's Account........................................19
        4.5  Acceleration of Payment in Certain Cases.......................................22
        4.6  Conversion of Deferral Subaccounts by Certain Participants.....................23

ARTICLE V:  PLAN ADMINISTRATOR..............................................................25

        5.1  Plan Administrator.............................................................25
        5.2  Action.........................................................................25
        5.3  Powers of the Plan Administrator...............................................25
        5.4  Compensation, Indemnity and Liability..........................................26
        5.5  Taxes..........................................................................26

ARTICLE VI:  CLAIMS PROCEDURE...............................................................28

        6.1  Claims for Benefits............................................................28
        6.2  Appeals........................................................................28

ARTICLE VII:  AMENDMENT AND TERMINATION.....................................................29

        7.1  Amendments.....................................................................29
        7.2  Termination of Plan............................................................29

ARTICLE VIII:  MISCELLANEOUS................................................................30

        8.1  Limitation on Participant's Rights.............................................30
        8.2  Unfunded Obligation of Individual Employer.....................................30
        8.3  Other Plans....................................................................30
        8.4  Receipt or Release.............................................................30
        8.5  Governing Law..................................................................30
        8.6  Adoption of Plan by Related Employers..........................................31
        8.7  Gender, Tense and Examples.....................................................31
        8.8  Successors and Assigns; Nonalienation of Benefits..............................31
        8.9  Facility of Payment............................................................31
        8.10  Separate Plans................................................................32

APPENDIX

        ARTICLE A  INITIAL PUBLIC OFFERING OF PBG...........................................35
        ARTICLE B  SUPPLEMENTAL EXECUTIVE INCENTIVE COMPENSATION AWARDS.....................39


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                                   ARTICLE I

                                  INTRODUCTION

        The Pepsi Bottling Group, Inc. (the "Company") established the PBG Executive Income Deferral Program (the "Plan") to permit eligible executives to defer base pay, certain cash and stock awards made under its executive compensation programs, and certain gains on stock options. The Plan is a successor to the PepsiCo Executive Income Deferral Program and was originally adopted effective as of April 7, 1999. Thereafter, the Plan was amended and restated in its entirety effective as of October 11, 2000 (subject to other specific effective dates set forth in this restatement).

        This document sets forth the terms of the Plan, specifying the group of executives of the Company and certain affiliated employers that are eligible to make deferrals, the procedures for electing to defer compensation and the Plan's provisions for maintaining and paying out amounts that have been deferred. Additional provisions applicable to certain executives are set forth in the Articles A and B of the Appendix, which modifies and supplements the general provisions of the Plan.

        The Plan is unfunded and unsecured, except as provided in Article B of the Appendix. Amounts deferred by an executive are an obligation of that executive's individual employer. With respect to his or her employer, the executive has the rights of a general creditor.


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                                   ARTICLE II

                                   DEFINITIONS

        When used in this Plan, the following underlined terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

                2.1 Account: The account maintained for a Participant on the books of his or her Employer to determine, from time to time, the Participant's interest under this Plan. The balance in such Account shall be determined by the Plan Administrator. Each Participant's Account shall consist of at least one Deferral Subaccount for each separate deferral under Section 3.2. In accordance with Section 4.3, some or all of a separate deferral may be held in a Risk of Forfeiture Subaccount. The Plan Administrator may also establish such additional Deferral Subaccounts as it deems necessary for the proper administration of the Plan. The Plan Administrator may also combine Deferral Subaccounts to the extent it deems separate accounts are not needed for sound recordkeeping. Where appropriate, a reference to a Participant's Account shall include a reference to each applicable Deferral Subaccount that has been established thereunder.

                2.2 Base Compensation: An eligible Executive's adjusted base salary, as determined by the Plan Administrator and to the extent paid in U.S. dollars from an Employer's U.S. payroll. For any applicable payroll period, an eligible Executive's adjusted base salary shall be determined after reductions for applicable tax withholdings, Executive authorized deductions (including deductions for the PBG 401(k) Plan, Benefits Plus and charitable donations), tax levies, garnishments and such other amounts as the Plan Administrator recognizes as reducing the amount of base salary available for deferral.

                2.3 Beneficiary: The person or persons (including a trust or trusts) properly designated by a Participant, as determined by the Plan Administrator, to receive the amounts in one or more of the Participant's Deferral Subaccounts in the event of the Participant's death. To be effective, any Beneficiary designation must be in writing, signed by the Participant, and filed with the Plan Administrator prior to the Participant's death, and it must meet such other standards (including any requirement for spousal consent) as the Plan Administrator shall require from time to time. If no designation is in effect at the time of a Participant's death or if all designated Beneficiaries have predeceased the Participant, then the Participant's Beneficiary shall be his or her estate. A Beneficiary designation of an individual by name (or name and relationship) remains in effect regardless of any change in the designated individual's relationship to the Participant. A Beneficiary designation solely by relationship (for example, a designation of "spouse," that does not give the name of the spouse) shall designate whoever is the person in that relationship to the Participant at his or her death. An individual who is otherwise a Beneficiary with respect to a Participant's Account ceases to be a Beneficiary when all payments have been made from the Account.


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                2.4 Bonus Compensation: An eligible Executive's adjusted annual incentive award under his or her Employer's annual incentive plan or the PBG Executive Incentive Compensation Plan, as determined and adjusted by the Plan Administrator and to the extent paid in U.S. dollars from an Employer's U.S. payroll. An eligible Executive's annual incentive awards shall be adjusted to reduce them for applicable tax withholdings, Executive authorized deductions (including deductions for the PBG 401(k) Plan, Benefits Plus and charitable donations), tax levies, garnishments and such other amounts as the Plan Administrator recognizes as reducing the amount of such awards available for deferral.

                2.5 Code: The Internal Revenue Code of 1986, as amended from time to time.

                2.6 Company: The Pepsi Bottling Group, Inc., a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

                2.7 Deferral Subaccount: A subaccount of a Participant's Account maintained to reflect his or her interest in the Plan attributable to each deferral (or separately tracked portion of a deferral) of Base Compensation, Bonus Compensation, Performance Unit Payout and Stock Option Gains, respectively, and earnings or losses credited to such subaccount in accordance with Section 4.1(b).

                2.8 Disability: A Participant who is entitled to receive benefits under the PBG Long Term Disability Plan shall be deemed to suffer from a disability. Participants who are not covered by the PBG Long Term Disability Plan shall be deemed to suffer from a disability if, in the judgment of the Plan Administrator, they satisfy the standards for disability under the PBG Long Term Disability Plan (determined using such plan's administrative procedures, as selected by the Plan Administrator).

                2.9 Distribution Date: Distribution Date shall have the same meaning as Valuation Date; provided, however, if the Valuation Date is more frequent than once per month, the Distribution Date shall mean the first day of each month.

                2.10 Election Form: The form prescribed by the Plan Administrator on which a Participant specifies the amount of his or her Base Compensation, Bonus Compensation, Performance Unit Payout or Stock Option Gains to be deferred pursuant to the provisions of Article III. An Election Form need not exist in a paper format, and it is expressly contemplated that the Plan Administrator may adopt such technologies, including voice response systems and electronic forms, as it deems appropriate from time to time.

                2.11 Employer: Each division of the Company and each of the Company's subsidiaries and affiliates (if any) that is currently designated as an Employer by the Plan Administrator.


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                2.12 ERISA: Public Law 93-406, the Employee Retirement Income
Security Act of 1974, as amended from time to time.

                2.13 Executive: Any person in an executive classification of an Employer who (i) is receiving remuneration for personal services rendered in the employment of the Employer, and (ii) is paid in U.S. dollars from the Employer's U.S. payroll.

                2.14 Fair Market Value: For purposes of converting a Participant's deferrals to phantom PBG Common Stock as of any date (or phantom PepsiCo Capital Stock prior to January 1, 2001), the Fair Market Value of such stock is determined as the average of the high and low price on such date (or if such date is not a trading date, the immediately preceding date that is a trading date) for PBG Common Stock (or PepsiCo Capital Stock) as reported on the composite tape for securities listed on the New York Stock Exchange, Inc., rounded to four decimal places. For purposes of determining the value of a Plan distribution or for reallocating amounts between phantom investment options under the Plan, the Fair Market Value of phantom PBG Common Stock (or phantom PepsiCo Capital Stock prior to January 1, 2001) is determined as the closing price on the applicable Valuation Date (identified based on the Plan Administrator's current procedures) for PBG Common Stock (or PepsiCo Capital Stock) as reported on the composite tape for securities listed on the New York Stock Exchange, Inc., rounded to four decimal places.

                2.15 Misconduct: A Termination of Employment that results from the Participant's (a) criminal conduct, (b) deliberate continual refusal to perform employment duties on substantially a full time basis, (c) deliberate and continued refusal to act in accordance with any specific lawful instructions of an authorized officer or more senior employee, or (d) deliberate conduct which could be materially damaging to the Company or any of its business operations without a reasonable good faith belief by the Employee that such conduct was in the best interests of the Company. A Termination of Employment shall not be deemed on account of Misconduct hereunder unless the senior personnel executive of the Company shall confirm that any such termination is on account of Misconduct as defined hereunder. Any voluntary termination in anticipation of an involuntary Termination of Employment on account of Misconduct shall be deemed to be a Termination of Employment on account of Misconduct.

                2.16 Participant: Any Executive who is qualified to participate in this Plan in accordance with Section 3.1 and who has an Account. A Participant includes any individual who deferred compensation under the Prior Plan prior to the Start Date and for whom any Employer maintains on its books an Account for such deferred compensation as of the Start Date. An active Participant is one who is currently deferring under Section 3.2.

                2.17 PBG: The Pepsi Bottling Group, Inc., a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.


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                2.18 Performance Unit Payout: The adjusted performance unit award payable to an Executive under the Company's Long Term Incentive Plan or any other plan that is designated by the Plan Administrator during a Plan Year, to the extent paid in U.S. dollars from an Employer's U.S. payroll. An eligible Executive's performance unit award shall be adjusted to reduce it for applicable tax withholdings, Executive authorized deductions, tax levies, garnishments and such other amounts as the Plan Administrator recognizes as reducing the amount of such awards available for deferral.

                2.19 Plan: The PBG Executive Income Deferral Program, the plan set forth herein, as it may be amended and restated from time to time.

                2.20 Plan Administrator: The Compensation and Management Development Committee of the Board of Directors of the Company or its delegate or delegates, which shall have the authority to administer the Plan as provided in Article V.

                2.21 Plan Year: Except with respect to the first Plan Year, which begins on the Start Date and ends on December 31, 1999, the 12-consecutive month period beginning on January 1 and ending on December 31.

                2.22 Prior Plan: The PepsiCo Executive Income Deferral Program, as in effect for periods before the Start Date.

                2.23 Retirement: Termination of service with the Company and its affiliates after attaining eligibility for retirement. A Participant attains eligibility for retirement when he or she attains (i) at least age 55 with 10 or more years of service, (ii) at least age 65 with 5 or more years of service, or
(iii) such other eligibility requirement for retirement under the PBG Salaried Employees Retirement Plan as may apply to the Participant (whichever occurs earliest) while in the employment of the Company or any of its affiliates that are determined by the Plan Administrator to qualify for this purpose. A Participant's service is determined under the terms of the PBG Salaried Executives Retirement Plan.

                2.24 Risk of Forfeiture Subaccount: The Deferral Subaccount provided for by Section 4.3 to contain the portion of each separate deferral that is subject to forfeiture.

                2.25 Start Date: The date this Plan originally became effective, 12:00 A.M., Eastern Daylight Time, on the 1st day of April, 1999.

                2.26 Stock Option Gains: The gains on an eligible Executive's stock options that have been granted by PepsiCo or PBG and designated as eligible for deferral under the Plan by the Plan Administrator pursuant to
Section 3.3(c). With respect to any options that are made subject to a Stock Option Gain deferral election, the gains on such options shall be determined through a sale of related shares by the issuer of the underlying shares net of:
(i) the exercise price of the options, (ii) any transaction costs incurred when such gains are


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captured through the sale of related shares, and (iii) any related taxes that the issuer determines will not otherwise be satisfied by the Participant. For purposes of such sales, the issuer may aggregate shares related to the options of different Participants, sell them over one or more days and divide the net proceeds from such aggregate sales between the Participants in a reasonable manner. The issuer shall have absolute discretion with respect to the timing and aggregation of such sales.

                2.27 Termination of Employment: A Participant's cessation of employment with the Company, all Employers and all other Company subsidiaries and affiliates (as defined for this purpose by the Plan Administrator). For purposes of determining forfeitures under Section 4.3 and distributing a Participant's Account under Section 4.4, the following shall apply:

                      (a) A Participant does not have a Termination of Employment when the business unit or division of the Company that employs him is sold if the Participant and substantially all employees of that entity continue to be employed by the entity or its successor after the sale. A Participant also does not have a Termination of Employment when the subsidiary of the Company that employs him is sold if: (i) the Participant continues to be employed by the entity or its successor after the sale, and (ii) the Participant's interest in the Plan continues to be carried as a liability by that entity or its successor after the sale through a successor arrangement. In each case, the Participant's Termination of Employment shall occur upon the Participant's post-sale termination of employment from such entity or its successor (and their related organizations, as determined by the Plan Administrator).

                      (b) With respect to any individual deferral, the term "Termination of Employment" may encompass a Participant's death or death may be considered a separate event, depending upon the convention the Plan Administrator follows with respect to such deferral.

                      (c) A Participant who transfers to PepsiCo with the approval of PBG shall not be deemed to have terminated employment.

                2.28 Valuation Date: Each date as specified by the Plan Administrator from time to time as of which Participant Accounts are valued in accordance with Plan procedures that are currently in effect. As of the Start Date, the Valuation Dates are March 31, June 30, September 30 and December 31. In accordance with procedures that may be adopted by the Plan Administrator, any current Valuation Date may be changed. Values are determined as of the close of a Valuation Date or, if such date is not a business day, as of the close of the immediately preceding business day.


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                                   ARTICLE III

                                  PARTICIPATION

                3.1 Eligibility to Participate.

                      (a) An Executive shall be eligible to defer compensation under the Plan while employed by an Employer as an Executive classified (or grandfathered) as Band II or above (or an equivalent level for employees not under the band system). Notwithstanding the preceding sentence, from time to time the Plan Administrator may modify, limit or expand the class of Executives eligible to defer hereunder, pursuant to criteria for eligibility that need not be uniform among all or any group of Executives. During the period an individual satisfies all of the eligibility requirements of this section, he or she shall be referred to as an eligible Executive.

                      (b) Each eligible Executive becomes an active Participant on the date an amount is first withheld from his or her compensation pursuant to an Election Form submitted by the Executive to the Plan Administrator under Section 3.3.

                      (c) An individual's eligibility to participate actively by making deferrals under Section 3.2 shall cease upon the election termination date (as defined below) occurring after the earlier of:

                             (1) The date he or she ceases to be an Executive
                who is described in the first sentence of subsection (a) above (unless a less restrictive eligibility standard has been adopted in accordance with the second sentence of subsection (a), in which case only Paragraph (2) below shall apply); or

                             (2) The date the Executive ceases to be eligible
                under criteria described in the second sentence of subsection
                (a) above.

        For purposes of this subsection, an individual's election termination date shall be a date as soon as administratively practicable following the cessation of eligibility (or such other date as may be determined in accordance with rules of the Plan Administrator).

                      (d) An individual, who has been an active Participant under the Plan, ceases to be a Participant on the date his or her Account is fully paid out.


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                3.2 Deferral Election.

                      (a) Each eligible Executive may make an election to defer under the Plan any whole percentage (up to 100%) of his or her Base Compensation, Bonus Compensation, Performance Unit Payout and Stock Option Gains in the manner described in Section 3.3. The Plan Administrator may also permit the Participant to specify two alternative deferral percentages that will be applicable to Bonus Compensation; one deferral percentage will apply to a Participant's Bonus Compensation if his or her bonus is equal to or greater than the target amount, and the other deferral percentage will apply to a Participant's Bonus Compensation if his or her bonus is less than the target amount. Any percentage of Base Compensation deferred by an eligible Executive for a Plan Year will be deducted each pay period during the Plan Year for which he or she has Base Compensation and is an eligible Executive. The percentage of Bonus Compensation or Performance Unit Payout deferred by an eligible Executive for a Plan Year will be deducted from his or her payment under the applicable compensation program at the time it would otherwise be made, provided he or she remains an eligible Executive at such time. Any Stock Option Gains deferred by an eligible Executive shall be captured as of the date or dates applicable for the category of underlying options under procedures adopted by the Plan Administrator, provided that the Plan Administrator determines the eligible Executive's rights in such options may still be recognized at such time.

                      (b) To be effective, an eligible Executive's Election Form must set forth the percentage of Base Compensation, Bonus Compensation or Performance Unit Payout to be deferred (or for a deferral of Stock Option Gains, the specific options on which any gains are to be deferred), the investment choice under Section 4.1 (which investment must be stated in multiples of 5 percent), the deferral period under
        Section 3.4, the eligible Executive's Beneficiary designation, and any other information that may be requested by the Plan Administrator from time to time. In addition, the Election Form must meet the requirements of Section 3.3 below.

                      (c) Notwithstanding subsection (a) above, the Plan Administrator in its discretion may implement rules and procedures from time to time that allow Participants (i) to elect to defer Base Compensation and/or Bonus Compensation in amounts other than whole percentages, such as in whole dollar amounts, or (ii) to specify a dollar maximum that would limit their percentage deferral elections of Base Compensation and/or Bonus Compensation.

                3.3 Time and Manner of Deferral Election.

                      (a) Deferrals of Base Compensation. Subject to the next sentence, an eligible Executive must make a deferral election for a Plan Year with respect to Base Compensation at least two months prior to the Plan Year in which the Base


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        Compensation would otherwise be paid. An individual who newly becomes an eligible Executive will have 30 days from the date the individual becomes an eligible Executive to make an election with respect to compensation for payroll cycles that begin after the election is received (if this 30-day period is a longer election period than applies under the preceding sentence).

                      (b) Deferrals of Bonuses and Performance Unit Payouts. Subject to the next two sentences, an eligible Executive must make a deferral election for a Plan Year with respect to his or her Bonus Compensation or Performance Unit Payout at least six months prior to the Plan Year in which the Bonus Compensation or Performance Unit Payout would otherwise be paid. An individual who newly becomes an eligible Executive may make a deferral election with respect to his or her Bonus Compensation or Performance Unit Payout to be paid during the succeeding Plan Year later than the date applicable under the previous sentence so long as the deferral election is made: (i) within 30 days of the date the individual becomes an eligible Executive, and (ii) sufficiently prior to the first day of such succeeding Plan Year to ensure, in the discretionary judgment of the Plan Administrator, that the amount to be deferred will not have been constructively received (under all the facts and circumstances).

                      (c) Deferrals of Stock Option Gains. With respect to each grant of PepsiCo or PBG stock options that are held by eligible Executives, the Plan Administrator shall designate at such time as it deems appropriate whether gains on the grant shall be eligible for deferral. Such designation may apply to all (or less than all) of the Executives that hold such grant. Thereafter, the Plan Administrator shall notify Executives holding designated options that such options then qualify for deferral of their related Stock Option Gains. Subject to the next sentence, an eligible Executive who has such qualifying options must make a deferral election with respect to his or her related Stock Option Gains at least 6 months before such qualifying options' proposed capture date (as defined below) or, if earlier, in the calendar year preceding the year of the proposed capture date. The "proposed capture date" for a set of options shall be the earliest date that the issuer of the underlying stock would capture a Participant's Stock Option Gains in accordance with the deferral agreement prepared for such purpose by the Plan Administrator.

                      (d) General Provisions. A separate deferral election under
        (a), (b) or (c) above must be made by an eligible Executive for each category of a Plan Year's compensation that is eligible for deferral. If an eligible Executive fails to file a properly completed and executed Election Form with the Plan Administrator by the prescribed time, he or she will be deemed to have elected not to defer any Base Compensation, Bonus Compensation, Performance Unit Payout or Stock Option Gains, as the case may be, for the applicable Plan Year. An election is irrevocable once received and determined by the Plan Administrator to be properly completed.


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        Increases or decreases in the amount or percentage a Participant elects to defer shall not be permitted during a Plan Year. Notwithstanding the preceding three sentences, to the extent necessary because of circumstances beyond the control of the Executive, the Plan Administrator may grant an extension of any election period and may permit (to the extent deemed necessary for orderly Plan administration or to avoid undue hardship to an eligible Executive) the complete revocation of an election with respect to future deferrals. Any such extension or revocation shall be available only if the Plan Administrator determines that it shall not trigger constructive receipt of income and is desirable for plan administration, and only upon such conditions as may be required by the Plan Administrator.

                      (e) Beneficiaries. A Participant designates on the Election Form a Beneficiary to receive payment, in the event of his or her death, of the amounts credited to his or her applicable Deferral Subaccount; provided, however, the Plan Administrator may require a Participant to make an aggregate Beneficiary designation, which shall apply to some or all of his or her Deferral Subaccounts (as specified in the discretion of the Plan Administrator) on a uniform basis. A Beneficiary is paid in accordance with the terms of a Participant's Election Form, as interpreted by the Plan Administrator in accordance with the terms of this Plan. At any time, a Participant may change a Beneficiary designation for his or her Deferral Subaccounts in a writing that is signed by the Participant and filed with the Plan Administrator prior to the Participant's death, and that meets such other standards as the Plan Administrator shall require from time to time.

                3.4 Period of Deferral. An eligible Executive making a deferral election shall specify a deferral period on his or her Election Form by designating a specific payout date, one or more specific payout events or both a date and one or more specific events from the choices that are made available to the eligible Executive by the Plan Administrator. From time to time in its discretion, the Plan Administrator may condition a Participant's right to designate one or more specific payout events on the Participant also specifying a payout date. Subject to the next sentence, an eligible Executive's elected period of deferral shall run until the earliest occurring date or event specified on his or her Election Form. Notwithstanding an eligible Executive's actual election, an eligible Executive shall be deemed to have elected a period of deferral of not less than:

                      (a) For Base Compensation, at least until January 1 of the second Plan Year following the Plan Year during which the Base Compensation would have been paid absent the deferral (until 6 months after the Plan Year during which the Base Compensation would have been paid for deferral elections made before the Start Date);


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

                      (b) For Bonus Compensation, at least 2 years after the date the Bonus Compensation would have been paid absent the deferral (1 year for deferral elections made before the Start Date);

                      (c) For Performance Unit Payouts, at least 2 years after the date the Performance Unit Payout would have been paid absent the deferral (1 year for deferral elections made before the Start Date); and

                      (d) For Stock Option Gains, at least 2 years after the date the Stock Option Gain is credited to a Deferral Subaccount for the benefit of the Participant (1 year for deferral elections made before the Start Date).


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                                   ARTICLE IV

                            INTERESTS OF PARTICIPANTS

                4.1 Accounting for Participants' Interests.

                      (a) Deferral Subaccounts. Each Participant shall have at least one separate Deferral Subaccount for each separate deferral of Base Compensation, Bonus Compensation, Performance Unit Payout or Stock Option Gains made by the Participant under this Plan. A Participant's deferral shall be credited to his or her Account as soon as practicable following the date when the deferral of compensation actually occurs, as determined by the Plan Administrator. A Participant's Account is a bookkeeping device to track the value of his or her deferrals (and his or her Employer's liability therefor). No assets shall be reserved or segregated in connection with any Account, and no Account shall be insured or otherwise secured.

                      (b) Account Earnings or Losses. As of each Valuation Date, a Participant's Account shall be credited with earnings and gains (and shall be debited for expenses and losses) determined as if the amounts credited to his or her Account had actually been invested as directed by the Participant in accordance with this section (as modified by Section 4.3, if applicable). The Plan provides only for "phantom investments," and therefore such earnings, gains, expenses and losses are hypothetical and not actual. However, they shall be applied to measure the value of a Participant's Account and the amount of his or her Employer's liability to make deferred payments to or on behalf of the Participant.

                      (c) Investment Options. Each of a Participant's Deferral Subaccounts (other than those containing Stock Option Gains) shall be invested on a phantom basis in any combination of phantom investment options specified by the Participant (or following the Participant's death, by his or her Beneficiary) from those offered by the Plan Administrator for this purpose from time to time. Subsection (e) below governs the phantom investment options available for deferrals of Stock Option Gains. The Plan Administrator may discontinue any phantom investment option with respect to some or all Accounts, and it may provide rules for transferring a Participant's phantom investment from the discontinued option to a specified replacement option (unless the Participant selects another replacement option in accordance with such requirements as the Plan Administrator may apply).

                             (1) Phantom Investment Options Beginning January 1,
                2001. Effective as of January 1, 2001, the phantom investment options offered under the Plan are as follows:

                                    (i) Phantom PBG Stock Account. Participant
                      Accounts invested in this phantom option are adjusted to reflect an investment in PBG Common Stock. An amount deferred or transferred into this option is converted to phantom shares (or units) of PBG Common Stock of equivalent value by dividing such amount by the Fair Market Value of a share of PBG Common Stock (or of a unit in the Account) on the date as of which the amount is treated as invested in this option by the Plan Administrator. The Plan Administrator shall adopt a fair valuation methodology for valuing a phantom investment in this option, such that the value shall reflect the complete value of an investment in PBG Common Stock in accordance with Clause (A) or (B) below.

                                            (A) The Plan Administrator may value
                             a phantom investment in PBG Common Stock pursuant to an accounting methodology which unitizes partial shares as well as any amounts that would be received by the Account as dividends (if dividends were paid on phantom shares/units of PBG Common Stock as they are on actual shares of equivalent value). For the time period this methodology is chosen, partial shares and the above dividends shall be converted to units and credited to the Participant's Phantom PBG Stock Account.

                                            (B) The Plan Administrator may also
                             value a phantom investment in PBG Common Stock by separately accounting for partial shares and any amounts that would be received by the Account as dividends (if dividends were paid on phantom shares of PBG Common Stock as they are on actual shares). For the time period this methodology is chosen, a dividend subaccount shall be created to separately account for the dollar value of the partial shares and the dividends and such dividend subaccount shall be invested in a phantom investment option designated by the Plan Administrator from those currently in effect.

                      A Participant's interest in the Phantom PBG Stock Account is valued as of a Valuation Date by multiplying the number of phantom shares (or units) credited to his or her Account on such date by the Fair Market Value of a share of PBG Common Stock (or of a unit in the Account) on such date, and then adding the value of the Participant's dividend subaccount (if the methodology in clause (B) above is used). If shares of PBG Common Stock change by reason of any stock split, stock dividend, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other any other corporate change treated as subject to this provision by the Plan Administrator, such equitable adjustment shall be made in the number and kind of phantom shares/units credited to an Account or subaccount as the Plan Administrator may determine to be necessary or appropriate. In no event will shares of PBG Common Stock actually be purchased or held under this Plan, and no Participant shall have any rights as a shareholder of PBG Common Stock on account of an interest in this phantom option.

                                    (ii) PBG 401(k) Accounts. From time to time,
                      the Plan Administrator shall designate which (if any) of the investment options under the Company's 401(k) Plan shall be available as phantom investment options under this Plan. Effective as of January 1, 2001, such available phantom options are the Security Plus Fund, Bond Index Fund, Total U.S. Equity Index Fund, Large Cap Equity Index Fund, Mid Cap Equity Index Fund, Small Cap Equity Index Fund and the International Equity Index Fund. Participant Accounts invested in these phantom options are adjusted to reflect an investment in the corresponding investment options under the PBG 401(k) Plan. An amount deferred or transferred into one of these options is converted to phantom units in the applicable PBG 401(k) fund of equivalent value by dividing such amount by the value of a unit in such fund on the date as of which the amount is treated as invested in this option by the Plan Administrator. Thereafter, a Participant's interest in each such phantom option is valued as of a Valuation Date by multiplying the number of phantom units credited to his or her Account on such date by the value of a unit in the applicable PBG 401(k) fund on such date.

                                    (iii) Other Accounts. From time to time, the
                      Plan Administrator shall designate which (if any) other investment options shall be available as phantom investment options under this Plan. These may be in addition to those provided for above. They may also be in lieu of some or all of them. Any of these phantom investment options shall be administered under procedures implemented from time to time by the Plan Administrator.

                             (2) Phantom Investment Options Before January 1,
                2001. For Plan Years ending before January 1, 2001, the phantom investment options offered under the Plan shall be those phantom investment options provided for in Section 4.1(c)(1), except as modified and supplemented below:

                                    (i) Phantom PBG Stock Account. Investments
                      in the Phantom PBG Stock Account shall be governed by the provisions of Section 4.1(c)(1)(i), except that the valuation methodology in Section 4.1(c)(1)(i)(B) shall be used and that amounts credited to the dividend subaccount shall be invested in the phantom Interest Bearing Cash Account.

                                    (ii) PBG 401(k) Accounts. Investments in any
                      phantom options based on the Company's 401(k) Plan shall be governed by the provisions of Section 4.1(c)(1)(ii), except that the available phantom options shall be the Equity-Index Account, the Equity-Income Account and the Security Plus Account.

                                    (iii) Phantom Interest Bearing Cash Account.
                      Participant Accounts may be invested in this phantom option and shall accrue a return based upon the prime rate of interest announced from time to time by Citibank, N.A. (or another bank designated by the Plan Administrator from time to time). Returns accrue during the period since the last Valuation Date based on the prime rate in effect on the first business day after such Valuation Date and are compounded annually. An amount deferred or transferred into this option is credited with the applicable rate of return beginning with the date as of which the amount is treated as invested in this option by the Plan Administrator.

                               (3) Transfer Rules for 2001 Investment Option
                Change. Unless a Participant selects another replacement option prior to January 1, 2001 in accordance with such requirements as the Plan Administrator may implement, the Plan Administrator shall transfer and convert a Participant's phantom investments effective as of January 1, 2001 as follows:

                                    (i) Phantom investments in the Interest
                      Bearing Cash Account shall be converted and transferred into the Security Plus Fund;

                                    (ii) Phantom investments in the Security
                      Plus Account shall be converted and transferred into the Security Plus Fund;

                                    (iii) Phantom investments in the
                      Equity-Index Account shall be converted and transferred into the Large Cap Index Fund; and

                                    (iv) Phantom investments in the
                      Equity-Income Account shall be converted and transferred into the Total U.S. Equity Index Fund.

                All the above conversions and transfers shall be effectuated pursuant to procedures implemented by the Plan Administrator.

                      (d) Method of Allocation. With respect to any deferral election by a Participant, the Participant must use his or her Election Form to allocate the deferral in 5 percent increments among the phantom investment options then offered by the Plan Administrator. Thereafter, a Participant may reallocate previously deferred amounts in a Deferral Subaccount by properly completing and submitting a fund transfer form provided by the Plan Administrator and specifying, in 5 percent increments, the reallocation of his or her Deferral Subaccount among the phantom investment options then offered by the Plan Administrator for this purpose. The Plan Administrator may provide that such allocations or reallocations are to be made in such different increment as is selected by the Plan Administrator. Any such transfer form shall be effective as of the date specified by the Plan Administrator in its discretion from time to time. The Plan Administrator may specify any date as the effective date of such transfer forms, including the Valuation Date, and the Plan Administrator may also specify a minimum number of days in advance of which such transfer form must be received in order for the form to become effective as of the specified effective date. Notwithstanding the preceding provisions of this subsection, the Plan Administrator may at any time alter the effective date of any allocation pursuant to Section 5.3(j). If more than one transfer form is received on a timely basis for a Deferral Subaccount, the transfer form that the Plan Administrator determines to be the most recent shall be followed. In the case of a Participant who is determined by the Plan Administrator to be subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), the reallocation of any Subaccount of the Participant may be delayed to the extent the Plan Administrator deems it necessary to satisfy Rule 16b-3 promulgated under the Act. The preceding sentence shall apply notwithstanding any provision of the Plan to the contrary.

                      (e) Investment Choices for Stock Option Gains. Deferrals of Stock Option Gains initially may be invested only in the Phantom PBG Stock Account. In the case of a Participant who has attained eligibility for Retirement, the Plan Administrator may make available some or all of the other phantom investment options described in subsection (c) above. In this case, any election to reallocate the balance in the Participant's applicable Deferral Subaccount shall be governed by the foregoing provisions of this section.

                4.2 Vesting of a Participant's Account. Except as provided in
Section 4.3, a Participant's interest in the value of his or her Account shall at all times be 100 percent vested, which means that it will not forfeit as a result of his or her Termination of Employment.

                4.3 Risk of Forfeiture Subaccounts. A Participant may elect to defer Base Compensation, Bonus Compensation or Performance Unit Payouts to a Risk of Forfeiture Subaccount only if: (i) he or she had, as of June 1, 1994, a deferred compensation subaccount under the Prior Plan maintained under a forfeiture agreement (as defined below), and (ii) he or she has not yet attained eligibility for Retirement when the first amount would be deferred pursuant to his or her current risk-of-forfeiture election. A "forfeiture agreement" is an agreement with the Company, any Employer, or one of their predecessors providing that the subaccount would be forfeited if the employee terminated employment voluntarily or on account of Misconduct prior to Retirement. A Participant who meets these requirements may elect under Article III to defer some or all of his or her Base Compensation, Bonus Compensation or Performance Unit Payouts to a Risk of Forfeiture Subaccount subject to the following terms. (The date when a Participant attains eligibility for Retirement is specified in the definition of "Retirement.")

                      (a) A Risk of Forfeiture Subaccount will be terminated and forfeited in the event that the Participant has a Termination of Employment that is voluntary or because of his or her Misconduct prior to the earliest of:

                             (1) The end of the deferral period designated in
                his or her Election Form for such deferral (or if later, the end of such minimum period as may be required under Section 3.4);

                             (2) The date the Participant attains eligibility for Retirement; or

                             (3) The date indicated on his or her Election Form
                as the end of the risk of forfeiture condition (but not before completing the minimum risk of forfeiture period required by the Plan Administrator from time to time).

                      (b) A Risk of Forfeiture Subaccount shall become fully vested (and shall cease to be a Risk of Forfeiture Subaccount) when:

                             (1) The Participant reaches any of the dates in
                subsection (a) above while still employed by the Company or one of its affiliates (as defined by the Plan Administrator for this purpose), or

                             (2) On the date the Participant terminates
                involuntarily from his or her Employer (including death and termination for Disability), provided that such termination is not for his or her Misconduct.

                      (c) No amounts credited to a Risk of Forfeiture Subaccount may be transferred to a subaccount of the Participant that is not a Risk of Forfeiture Subaccount. No amounts credited to a subaccount of the Participant that is not a Risk of Forfeiture Subaccount may be transferred to a Risk of Forfeiture Subaccount.

                      (d) A Participant may initially direct and then reallocate his or her Risk of Forfeiture Subaccount to any of the phantom investment options under the Plan that are currently available for such direction or reallocation, whichever applies. During the period before a Risk of Forfeiture Subaccount ceases to be a Risk of Forfeiture Subaccount, the return under any such phantom investment option shall be supplemented as follows.

                             (1)  In the case of the Phantom PBG Stock Account:

                                    (A) If the Plan Administrator is using the
                      dividend subaccount valuation methodology of Section 4.1(c)(1)(i)(B), the Participant's dividend subaccount thereunder shall be credited with an additional year-end dividend amount equal to 2 percent of the average closing price of PBG Common Stock for the 30 business days preceding the end of the Company's fiscal year multiplied by the number of phantom shares of PBG Common Stock credited to the Participant's Account as of the end of the year. In addition, the Participant's dividend subaccount shall earn interest at a rate that is 2 percent above the rate ordinarily applicable under the phantom investment option in which the dividend subaccount is invested for the period that it is contained within a Risk of Forfeiture Subaccount.

                                    (B) If the Plan Administrator is using the
                      unit valuation methodology of Section 4.1(c)(1)(i)(A), the Participant's interest in the PBG Phantom Stock Account shall be increased in value by 2% as of the end of the Plan Year.

                If the Participant's subaccount was not a Risk of Forfeiture Subaccount for the entire year (or if the Participant reallocated amounts to the Phantom PBG Stock Account after the beginning of the year), the above additional investment return for the year will be prorated down appropriately, as determined by the Plan Administrator.

                             (2) In the case of any other available phantom
                investment option for the Plan Year, the return on each such option shall be supplemented with an additional 2% annual return for the period that it is held within a Risk of Forfeiture Subaccount (but prorated for periods of such investment of less than a year).

                4.4 Distribution of a Participant's Account. A Participant's Account shall be distributed as provided in this Section 4.4, subject to Section 5.3(j). The portion of any Deferral Subaccount that is invested in the Phantom PBG Stock Account may be distributed, at the option of the Plan Administrator, either in the form of cash or in whole shares of PBG Common Stock (with cash for any partial share and, if applicable, the value of the dividend subaccount). The Plan Administrator may also adopt a rule that eliminates the option to pay out cash under the prior sentence (except for any partial share and, if applicable, the value of the dividend subaccount). All other Deferral Subaccount balances shall be distributed in cash.

                      (a) Scheduled Payout Date. With respect to a specific deferral, a Participant's "Scheduled Payout Date" shall be the earlier of:

                             (1) The first day of the calendar quarter (or at
                the Plan Administrator's Option, the first Distribution Date) that follows the date selected by the Participant for such deferral in accordance with Section 3.4, or

                             (2) The first day of the calendar quarter (or at
                the Plan Administrator's Option, the first Distribution Date) that follows the earliest to occur event selected by the Participant for such deferral in accordance with Section 3.4.

        With respect to any deferral, if a Participant selects only a payout event that might not occur (such as Retirement) and then terminates employment before the occurrence of the event, the Plan Administrator may adopt rules to specify the Scheduled Payout Date that shall apply to the deferral, notwithstanding the terms of the Participant's election. Unless an election has been made in accordance with subsection (b) below (or unless subsection (f) requires an earlier distribution), the Participant's Deferral Subaccount containing the deferral shall be distributed to the Participant in a single lump sum as soon as practicable following the Scheduled Payout Date.

                      (b) Payment Election. Unless subsection (f) below requires an earlier payout, a Participant may delay receipt of a Deferral Subaccount beyond its Scheduled Payout Date, or elect to receive installments rather than a lump sum, by making a payment election under this subsection. A payment election must be made by the end of the calendar year immediately preceding the calendar year containing the Scheduled Payout Date (or if earlier, at least 6 months before the Scheduled Payout Date). This deadline applies without regard to whether the Participant has received any notice of the deadline or the availability of a payment election. Any payment election to receive a lump sum at a later time must specify a revised payout date that is at least 2 years after the Scheduled Payout Date. Any payment election to receive installment payments in lieu of a lump sum shall specify the amount (or method for determining) each installment and a set of revised payout dates, the last of which must be at least 2 years after the Scheduled Payout Date. With respect to any Deferral Subaccount, only one election may be made under this subsection. Beneficiaries are not permitted to make elections under this subsection. Actual payments shall be made as soon as practicable following a revised payout date.

                      (c) Valuation. In determining the amount of any individual distribution pursuant to subsection (a), (b) or (f), the Participant's Deferral Subaccount shall continue to be credited with earnings and gains (and debited for expenses and losses) under Sections 4.1 and 4.3 until the Valuation Date preceding the Scheduled Payout Date or revised or earlier payout date for such distribution (whichever is applicable). In determining the value of a Participant's remaining Deferral Subaccount following an installment distribution, such installment distribution shall reduce the value of the Participant's Deferral Subaccount as of the close of the Valuation Date preceding the revised payout date for such installment.

                      (d) Limitations. The following limitations apply to distributions from the Plan:

                             (1) Installments may only be made at the time
                intervals as specified by the Plan Administrator in its discretion for this purpose from time to time. Specifically, the Plan Administrator may allow monthly, quarterly, semi-annual or annual installments. However, installments may be paid over a period of no more than 20 years, and not later than the Participant's 80th birthday (or what would have been his or her 80th birthday, if the Participant dies earlier).

                             (2) If a Participant has elected a Scheduled Payout
                Date that would be after his or her 80th birthday, the Participant shall be deemed to have elected his or her 80th birthday as his or her Scheduled Payout Date.

                             (3) If a Participant has elected to defer income,
                which would qualify as performance-based compensation under Code section 162(m), into a Risk of Forfeiture Subaccount, then such subaccount may not be paid out at any time while the Participant is a covered employee under Code section 162(m)(3), to the extent the Plan Administrator determines it would result in compensation being paid to the Participant in such year that would not be deductible under Code section 162(m). The payout of any such amount shall be deferred until a year when the Participant is no longer a section 162(m) covered employee. The Plan Administrator may waive the foregoing provisions of this paragraph to the extent necessary to avoid an undue hardship to the Participant. This paragraph shall apply notwithstanding any provision of the Plan to the contrary.

                             (4) In the case of a Participant who is determined
                by the Plan Administrator to be subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), the Participant's Scheduled Payout Date and related distribution may be delayed to the extent the Plan Administrator deems it necessary to satisfy Rule 16b-3 promulgated under the Act. This paragraph shall apply notwithstanding any provision of the Plan to the contrary.

                      (e) Upon a Participant's death, his or her Beneficiary shall be paid each Deferral Subaccount still standing to the Participant's credit under the Plan in accordance with the terms of the Participant's payout election for such subaccount under Section 3.4, or his or her payment election under subsection (b) above, whichever is applicable. Any claim to be paid any amounts standing to the credit of a Participant in connection with the Participant's death must be received by the Plan Administrator at least 14 days before any such amount is paid out by the Plan Administrator. Any claim received thereafter is untimely, and it shall not lie against the Plan, the Company, any Employer, the Plan Administrator or any other party acting for one or more of them.

                      (f) Notwithstanding subsections (a) and (b) above, if a Participant's Termination of Employment is voluntary (but not counting a Retirement) or is on account of his or her Misconduct, all of the Participant's Deferral Subaccounts shall be distributed as provided in this subsection.

                             (1) If the total balance of all of the
                Participant's Deferral Subaccounts as of the end of the calendar quarter (or such other period as the Plan Administrator specifies from time to time) during which the Termination of Employment occurs equals $25,000 or less, all Deferral Subaccounts shall be distributed to the Participant as a single lump sum as soon as practicable after the first day of the calendar quarter (or at the Plan Administrator's option, the first Distribution Date) that follows the Participant's last day of employment.

                             (2) If the total balance of all of the
                Participant's Deferral Subaccounts as of the end of the calendar quarter (or such other period as the Plan Administrator specifies from time to time) during which the Termination of Employment occurs is greater than $25,000, all Deferral Subaccounts shall be distributed to the Participant as a single lump sum as soon as practicable after the first day of the calendar quarter (or at the Plan Administrator's option, the first Distribution Date) that follows at least one year after the Participant's last day of employment.

        Notwithstanding (1) and (2) above, a Deferral Subaccount shall not be distributed under this subsection before the end of the minimum period of deferral that is applicable to the Deferral Account under Section 3.4. If the preceding sentence delays payout of a distribution, payout shall be made as soon as practicable after the minimum period of deferral.

                4.5 Acceleration of Payment in Certain Cases. Except as expressly provided in this Section 4.5, no payments shall be made under this Plan prior to the date (or dates) applicable under Section 4.4.

                      (a) A Participant who is suffering severe financial hardship resulting from extraordinary and unforeseeable events beyond the control of the Participant (and who does not have other funds reasonably available that could satisfy the severe financial hardship) may file a written request with the Plan Administrator for accelerated payment of all or a portion of the amount credited to his or her Account. A committee composed of representatives from the Company's Compensation Department, Tax Department and Law Department, or such other parties as the Plan Administrator may specify from time to time, shall have sole discretion to determine whether a Participant satisfies the requirements for a hardship request and the amount that may be distributed (which shall not exceed the amount reasonably necessary to alleviate the Participant's hardship).

                      (b) After a Participant has filed a written request pursuant to this section, along with all supporting material, the committee shall grant or deny the request within 60 days (or such other number of days as is customarily applied from time to time) unless special circumstances warrant additional time.

                      (c) The Plan Administrator may adjust the standards for hardship withdrawals from time to time to the extent it determines such adjustment to be necessary to avoid triggering constructive receipt of income under the Plan.

                      (d) A Beneficiary may also request a hardship distribution upon satisfaction of the foregoing requirements and subject to the foregoing limitations.

                      (e) When determined to be necessary in the interest of sound plan administration, the Plan Administrator may accelerate the payment of a class of Participants' Deferral Subaccounts hereunder. This shall only occur to the extent the Plan Administrator determines that such acceleration will not trigger constructive receipt of Deferral Subaccounts that are not paid out.

                      (f) When some or all of a Participant's Deferral Subaccount is distributed pursuant to this section, the distribution and such subaccount shall be valued as provided by the Plan Administrator, using rules patterned after those in Section 4.4(c) above, on the Valuation Date coincident with or immediately preceding the date on which the decision to make accelerated payment is made (or if later, the date on which it is deemed to be effective).

                4.6 Conversion of Deferral Subaccounts by Certain Participants. Participants who are employed as an Executive classified as Band VI or above (or an equivalent level for employees not under the band system) may elect to convert all or any portion of one or more Deferral Subaccounts (other than a Risk of Forfeiture Subaccount) to a form of split-dollar life insurance pursuant to the terms and conditions of this section.

                      (a) To convert a Deferral Subaccount, the Participant must make a conversion election in the manner specified by the Plan Administrator from time to time. Any such election for a Deferral Subaccount must be made prior to making a payment election under Section 4.4(b) for the Deferral Subaccount and not later than the earlier of:
        (i) the end of the calendar year immediately preceding the calendar year containing the Scheduled Payout Date applicable to such subaccount as set forth in Section 4.4(a) above, and (ii) the date 6 months before the Scheduled Payout Date. This deadline applies without regard to whether the Participant has received any notice of the deadline or the availability of a conversion election. In addition to other items or information that the Plan Administrator may require or request from time to time, the Participant must specify which Deferral Subaccounts the Participant desires to convert, the portion of each such Deferral Subaccount to be converted and the Participant must relinquish in writing all of his or her rights to the converted portion of such Deferral Subaccounts.

                      (b) To implement a conversion election, the Participant must also execute a split-dollar life insurance agreement with the Company in a form to be determined by the Plan Administrator. Such agreement shall set forth the interests of the Company and the Participant in the life insurance policy and, in addition to any other provisions that the Plan Administrator or Company shall require, such agreement shall (i) provide for the Company to receive, out of the life insurance policy's death proceeds, an amount equal to the cash value of the policy (or if greater, the total amount of premiums paid for the policy), (ii) require the Company to purchase and pay the premiums on a life insurance policy on the life of the Participant (or, at the Participant's election, on the joint lives of the Participant and the Participant's spouse), and (iii) specify the owner of the life insurance policy.

                      (c) The conversion of a Participant's Deferral Subaccounts shall be administered under rules and procedures implemented from time to time by the Plan Administrator. The Plan Administrator may require the Participant from time to time to execute other agreements, forms or elections as may be necessary to properly effectuate the conversion.

                      (d) The conversion election provided by this Section 4.6 may be eliminated or otherwise restricted at any time in the discretion of the Plan Administrator.

                                    ARTICLE V

                               PLAN ADMINISTRATOR

                5.1 Plan Administrator. The Plan Administrator is the Compensation and Management Development Committee of the Company's Board of Directors (the "Committee") or its delegate or delegates, who shall act within the scope of their delegation pursuant to such operating guidelines as the Committee shall establish from time to time. The Plan Administrator is responsible for the administration of the Plan.

                5.2 Action. Action by the Committee may be taken in accordance with procedures that the Committee adopts from time to time or that the Company's Law Department determines are legally permissible.

                5.3 Powers of the Plan Administrator. The Plan Administrator shall administer and manage the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

                      (a) To exercise its discretionary authority to construe, interpret, and administer this Plan;

                      (b) To exercise its discretionary authority to make all decisions regarding eligibility, participation and deferrals, to make allocations and determinations required by this Plan, and to maintain records regarding Participants' Accounts;

                      (c) To compute and certify to the Employer the amount and kinds of payments to Participants or their Beneficiaries, and to determine the time and manner in which such payments are to be paid;

                      (d) To authorize all disbursements by the Employer pursuant to this Plan;

                      (e) To maintain (or cause to be maintained) all the necessary records for administration of this Plan;

                      (f) To make and publish such rules for the regulation of this Plan as are not inconsistent with the terms hereof;

                      (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder;

                      (h) To establish or to change the phantom investment options or arrangements under Article IV;

                      (i) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan; and

                      (j) Notwithstanding any other provision of this Plan, the Plan Administrator may take any action it deems appropriate in furtherance of any policy of the Company respecting insider trading as may be in effect from time to time. Such actions may include, but are not limited to, altering the effective date of allocations or distributions of Accounts or Deferral Subaccounts.

The Plan Administrator has the exclusive and discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits, to determine the amount and manner of payment of such benefits and to make any determinations that are contemplated by (or permissible under) the terms of this Plan, and its decisions on such matters will be final and conclusive on all parties. Any such decision or determination shall be made in the absolute and unrestricted discretion of the Plan Administrator, even if (A) such discretion is not expressly granted by the Plan provisions in question, or (B) a determination is not expressly called for by the Plan provisions in question, and even though other Plan provisions expressly grant discretion or call for a determination. As a result, benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to them. In the event of a review by a court, arbitrator or any other tribunal, any exercise of the Plan Administrator's discretionary authority shall not be disturbed unless it is clearly shown to be arbitrary and capricious.

                5.4 Compensation, Indemnity and Liability. The Plan Administrator will serve without bond and without compensation for services hereunder. All expenses of the Plan and the Plan Administrator will be paid by the Employer. To the extent deemed appropriate by the Plan Administrator, any such expense may be charged against specific Participant Accounts, thereby reducing the obligation of the Employer. No member of the Committee, and no individual acting as the delegate of the Committee, shall be liable for any act or omission of any other member or individual, nor for any act or omission on his or her own part, excepting his or her own willful Misconduct. The Employer will indemnify and hold harmless each member of the Committee and any employee of PBG (or a PBG affiliate, if recognized as an affiliate for this purpose by the Plan Administrator) acting as the delegate of the Committee against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his or her membership on the Committee (or his or her serving as the delegate of the Committee), excepting only expenses and liabilities arising out of his or her own willful Misconduct.

                5.5 Taxes. If the whole or any part of any Participant's Account becomes liable for the payment of any estate, inheritance, income, employment, or other tax which the

Employer may be required to pay or withhold, the Employer will have the full power and authority to withhold and pay such tax out of any moneys or other property in its hand for the account of the Participant. To the extent practicable, the Employer will provide the Participant notice of such withholding. Prior to making any payment, the Employer may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

                                   ARTICLE VI

                                CLAIMS PROCEDURE

                6.1 Claims for Benefits. If a Participant, Beneficiary or other person (hereafter, "Claimant") does not receive timely payment of any benefits which he or she believes are due and payable under the Plan, he or she may make a claim for benefits to the Plan Administrator. The claim for benefits must be in writing and addressed to the Plan Administrator or to the Company. If the claim for benefits is denied, the Plan Administrator will notify the Claimant in writing within 90 days after the Plan Administrator initially received the benefit claim. However, if special circumstances require an extension of time for processing the claim, the Plan Administrator will furnish notice of the extension to the Claimant prior to the termination of the initial 90-day period and such extension may not exceed one additional, consecutive 90-day period. Any notice of a denial of benefits should advise the Claimant of the basis for the denial, any additional material or information necessary for the Claimant to perfect his or her claim, and the steps which the Claimant must take to have his or her claim for benefits reviewed.

                6.2 Appeals. Each Claimant whose claim for benefits has been denied may file a written request for a review of his or her claim by the Plan Administrator. The request for review must be filed by the Claimant within 60 days after he or she received the written notice denying his or her claim. The decision of the Plan Administrator will be made within 60 days after receipt of a request for review and will be communicated in writing to the Claimant. Such written notice shall set forth the basis for the Plan Administrator's decision. If there are special circumstances which require an extension of time for completing the review, the Plan Administrator's decision may be rendered not later than 120 days after receipt of a request for review.

                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

                7.1 Amendments. The Compensation and Management Development Committee of the Board of Directors of the Company, or its delegate, has the right in its sole discretion to amend this Plan in whole or in part at any time and in any manner, including the manner of making deferral elections, the terms on which distributions are made, and the form and timing of distributions. However, except for mere clarifying amendments necessary to avoid an inappropriate windfall, no Plan amendment shall reduce the amount credited to the Account of any Participant as of the date such amendment is adopted. Any amendment shall be in writing and adopted by the Committee or an officer of the Company who is authorized by the Committee for this purpose. All Participants and Beneficiaries shall be bound by such amendment.

                7.2 Termination of Plan. The Company expects to continue this Plan, but does not obligate itself to do so. The Company, acting by the Compensation and Management Development Committee of its Board of Directors (or its delegate), reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason (including a change, or an impending change, in the tax laws of the United States or any State). Termination of the Plan will be binding on all Participants (and a partial termination shall be binding upon all affected Participants), but in no event may such termination reduce the amounts credited at that time to any Participant's Account. If this Plan is terminated (in whole or in part), amounts theretofore credited to affected Participants' Accounts may either be paid in a lump sum immediately, or distributed in some other manner consistent with this Plan, as determined by the Plan Administrator in its sole discretion.

                                  ARTICLE VIII

                                  MISCELLANEOUS


                8.1 Limitation on Participant's Rights. Participation in this Plan does not give any Participant the right to be retained in the Employer's or Company's employ (or any right or interest in this Plan or any assets of the Company or Employer other than as herein provided). The Company and Employer reserve the right to terminate the employment of any Participant without any liability for any claim against the Company or Employer under this Plan, except for a claim for payment of deferrals as provided herein.

                8.2 Unfunded Obligation of Individual Employer. The benefits provided by this Plan are unfunded. All amounts payable under this Plan to Participants are paid from the general assets of the Participant's individual Employer. Nothing contained in this Plan requires the Company or Employer to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. Neither a Participant, Beneficiary, nor any other person shall have any property interest, legal or equitable, in any specific Employer asset. This Plan creates only a contractual obligation on the part of a Participant's individual Employer, and the Participant has the status of a general unsecured creditor of this Employer with respect to amounts of compensation deferred hereunder. Such a Participant shall not have any preference or priority over, the rights of any other unsecured general creditor of the Employer. No other Employer guarantees or shares such obligation, and no other Employer shall have any liability to the Participant or his or her Beneficiary. In the event, a Participant transfers from the employment of one Employer to another, the former Employer shall transfer the liability for deferrals made while the Participant was employed by that Employer to the new Employer (and the books of both Employers shall be adjusted appropriately).

                8.3 Other Plans. This Plan shall not affect the right of any eligible Executive or Participant to participate in and receive benefits under and in accordance with the provisions of any other employee benefit plans which are now or hereafter maintained by any Employer, unless the terms of such other employee benefit plan or plans specifically provide otherwise or it would cause such other plan to violate a requirement for tax favored treatment.

                8.4 Receipt or Release. Any payment to a Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Administrator, the Employer and the Company, and the Plan Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.

                8.5 Governing Law. This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of New York. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                8.6 Adoption of Plan by Related Employers. The Plan Administrator may select as an Employer any division of the Company, as well as any corporation related to the Company by stock ownership, and permit or cause such division or corporation to adopt the Plan. The selection by the Plan Administrator shall govern the effective date of the adoption of the Plan by such related Employer. The requirements for Plan adoption are entirely within the discretion of the Plan Administrator and, in any case where the status of an entity as an Employer is at issue, the determination of the Plan Administrator shall be absolutely conclusive.

                8.7 Gender, Tense and Examples. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Whenever an example is provided or the text uses the term "including" followed by a specific item or items, or there is a passage having a similar effect, such passage of the Plan shall be construed as if the phrase "without limitation" followed such example or term (or otherwise applied to such passage in a manner that avoids limitation on its breadth of application).

                8.8 Successors and Assigns; Nonalienation of Benefits. This Plan inures to the benefit of and is binding upon the parties hereto and their successors, heirs and assigns; provided, however, that the amounts credited to the Account of a Participant are not (except as provided in Section 5.5) subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement, will be null and void and not binding on the Plan or the Company or Employer. Notwithstanding the foregoing, the Plan Administrator reserves the right to make payments in accordance with a divorce decree, judgment or other court order as and when cash payments are made in accordance with the terms of this Plan from the Deferral Subaccount of a Participant. Any such payment shall be charged against and reduce the Participant's Account.

                8.9 Facility of Payment. Whenever, in the Plan Administrator's opinion, a Participant or Beneficiary entitled to receive any payment hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may direct the Employer to make payments to such person or to the legal representative of such person for his or her benefit, or to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment to the Participant or Beneficiary under the Plan.

                8.10 Separate Plans. This Plan document encompasses two separate plans of deferred compensation for all legal purposes (including ERISA, federal tax law, and state tax law) as set forth in subsections (a) and (b) below.

                      (a) The portion of the Plan that provides for deferrals of Base Compensation, Bonus Compensation and Performance Unit Payouts (which shall be known as the "PBG Executive Income Deferral Plan").

                      (b) The portion of the Plan that provides for deferrals of Stock Option Gains (which shall be known as the "PBG Option Gains Deferral Plan").

Together, these two separate plans of deferred compensation are referred to as the PBG Executive Income Deferral Program, and are severable for any and all purposes as directed by the Company. (However, see Section B.6(a) of Article B which also provides for a separate plan.)

        The above restated Plan is hereby adopted and approved by the Company's duly authorized officer to be effective as stated herein.


                  THE PEPSI BOTTLING GROUP, INC.



                  Submitted by:
                                        ---------------------------------------
                                        Mr. David Kasiarz
                                        Vice President, Compensation & Benefits



                  Consented to by:
                                        ---------------------------------------
                                        Ms. Pamela McGuire
                                        Senior Vice President, General Counsel
                                        & Secretary



                  Executed by:
                                        ---------------------------------------
                                        Mr. Kevin Cox
                                        Senior Vice President & Chief Personnel
                                        Officer

                      PBG EXECUTIVE INCOME DEFERRAL PROGRAM

                                    APPENDIX



        The following Appendix articles modify and supplement the general terms of the Plan as it applies to certain executives as provided therein.

                                  ARTICLE A

                        INITIAL PUBLIC OFFERING OF PBG

         This Article sets forth provisions that apply in connection with the Company's initial public offering. Except as specifically modified in this Appendix Article A, the foregoing provisions of the Plan shall fully apply.
In the event of a conflict between this Article A and the foregoing provisions of the Plan, this Article A shall govern with respect to the conflict.

         A.1 Definitions: When used in this Article, the following underlined terms shall have the meanings set forth below. Except as otherwise provided in this Article, all terms that are defined in Article II of the Plan shall have the meaning assigned to them by Article II.

                  (a) Employee Programs Agreement: The 1999 Employee Programs Agreement between PepsiCo and PBG.

                  (b) Offering Date: The "Offering Date" as that term is defined in the 1999 Separation Agreement between PepsiCo and PBG.

                  (c) PepsiCo:  PepsiCo, Inc., a North Carolina Corporation.

                  (d) PepsiCo Group: PepsiCo and its subsidiaries and affiliates, as determined by the Plan Administrator.

                  (e) Transferred Individual: A nonterminated "Transferred Individual" as that term is defined in the Employee Programs Agreement. For this purpose, a Transferred Individual shall be considered "nonterminated" if he or she is actively employed by (or on a leave of absence from and expected to return to) the Company and any of its affiliates, as of the end of the day on the Offering Date.

                  (f) Transition Individuals: A "Transition Individual" as that term is defined in the Employee Programs Agreement.

         A.2 Assumption of Benefits and Liabilities. Effective as of the beginning of the day on the Start Date, all interests in the Prior Plan of (and Prior Plan liabilities with respect to) Transferred Individuals shall be assumed by this Plan.

                  (a) In the case of a Transferred Individual, effective as of the beginning of the day on the Start Date, his or her Account shall be credited with the amount that stood to his or her credit under the Prior Plan immediately prior to the

         Start Date. The allocation of this amount to phantom investment options under this Plan shall mirror the allocation then in effect for the Transferred Individual under the Prior Plan (except to the extent the Plan Administrator permits, and an authorized Executive makes, an investment change at a special Valuation Date offered to such Executive in connection with PBG's initial public offering).

                 (b) Any deferral election made under the Prior Plan for a Transferred Individual shall be carried over and continued under this Plan, subject to the provisions of this Plan (as interpreted by the Plan Administrator). Notwithstanding the prior sentence, following the Start Date, to the extent permitted by the Plan Administrator, a Transferred Individual may revise any Prior Plan deferral election during the period before the deadline for making such election has been reached.

                 (c) A Transferred Individual who has made a deferral election with respect to a performance unit award payable to him under the PepsiCo Long Term Incentive Plan shall, once the deferral occurs, be credited with such deferral solely under this Plan. Any designation to have some or all of this deferral invested in the PepsiCo capital stock account under the Prior Plan shall be converted to a designation for investment in a phantom investment option under this Plan (other than the Phantom PepsiCo Stock Account) which is designated by the Plan Administrator for this purpose.

         A.3 Special PepsiCo Stock Investment Option. As of the Start Date, the Plan Administrator shall establish a temporary phantom investment option under the Plan, the Phantom PepsiCo Stock Account. In no event will shares of PepsiCo capital stock actually be purchased or held under this Plan, and no Participant shall have any rights as a shareholder of PepsiCo capital stock on account of an interest in the Phantom PepsiCo Stock Account.

                  (a) General Principles: The Phantom PepsiCo Stock Account shall be administered under rules that are similar to those applicable to the Phantom PBG Stock Account, but with such modifications as the Plan Administrator may apply from time to time.

                  (b) Valuation and Adjustment: A Participant's interest in the Phantom PepsiCo Stock Account is valued as of a Valuation Date by multiplying the number of phantom shares credited to his or her Account on such date by the fair market value of a share of PepsiCo capital stock on such date, and then adding the value of the Participant's dividend subaccount. If shares of PepsiCo capital stock change by reason of any stock split, stock dividend, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, complete or partial liquidation or other corporate change treated as subject to this provision by the Plan Administrator, such equitable adjustment shall be made in the number and kind of phantom shares credited to an Account or subaccount as the Plan Administrator may determine to be necessary or appropriate.

                  (c) Investment Allocations and Reallocations. No deferrals after the Start Date may be directed for investment in the Phantom PepsiCo Stock Account, except for a deferral of a Transferred Individual's 1999 base salary that he or she directed for investment in the Phantom PepsiCo Stock Account prior to the Start Date. In accordance with Section 4.1(d), a Participant with an interest in the Phantom PepsiCo Stock Account may reallocate amounts from his or her Subaccounts in the Phantom PepsiCo Stock Account to other phantom investment options under the Plan that are available for this purpose (e.g., in the case of Stock Option Gains, no other phantom options are available for this purpose). No Participant may reallocate amounts into the Phantom PepsiCo Stock Account.

                  (d) Termination of the Phantom PepsiCo Stock Account. Effective as of the end of the day on December 31, 2000 (the "effective time"), the Phantom PepsiCo Stock Account shall cease to be available under the Plan. Unless a Participant selects another phantom investment option prior to the effective time, in accordance with such requirements as the Plan Administrator may implement, the Participant's phantom investment in the Phantom PepsiCo Stock Account shall be transferred and converted by the Plan Administrator into an investment in the Phantom Security Plus Fund as of the effective time. Notwithstanding the prior sentence, any Stock Option Gains that are invested in the Phantom PepsiCo Stock Account shall be automatically transferred and converted by the Plan Administrator into an investment in the Phantom PBG Stock Account as of the effective time.

         A.4 Employment Transfers by Transition Individuals. This section shall apply to individuals who transfer between PBG and PepsiCo under circumstances that cause them to be Transition Individuals.

                  (a) Transfers to PepsiCo. If a Participant, who is a Transition Individual, is transferred to the PepsiCo Group, such transfer to the PepsiCo Group shall not be considered a Termination of Employment or other event that could trigger distribution of the Participant's interest in the Plan. In this case, the Participant's interest in the Plan (and all Plan liabilities with respect to the Participant) may be retained by the Plan, or they may be transferred to the PepsiCo Executive Income Deferral Program as determined by the Plan Administrator in its discretion. If a transfer of the Participant's interest occurs, this transfer shall constitute a complete payout of the Participant's Account for purposes of determining who is a Participant or Beneficiary under the Plan. If a transfer does not occur, for purposes of determining the distribution of such Participant's interest in the Plan, the Participant's

         Termination of Employment shall not be deemed to occur before his or her termination of employment with the PepsiCo Group.

                  (b) Transfers from PepsiCo. If an individual is transferred by the PepsiCo Group to an Employer under circumstances that cause him to be a Transition Individual and such individual's interest in the PepsiCo Executive Income Deferral Program is transferred to this Plan, such Transition Individual shall become a Participant in this Plan. In connection with any such transfer of the individual's interest, the individual's phantom investment in PepsiCo capital stock under the PepsiCo Executive Income Deferral Program shall be carried over and replicated hereunder until December 31, 2000 (except to the extent the Plan Administrator permits, and an authorized Executive makes, an investment change at a special Valuation Date offered to such Executive in connection with the transfer). Any other phantom investment of the individual under the PepsiCo Executive Income Deferral Program may be carried over and replicated hereunder, or it may be converted to a phantom investment available under the Plan (depending upon the procedures then applied by the Plan Administrator). In determining the time of payout of a Transition Individual who has an interest transferred to this Plan, the elections of the Participant under the PepsiCo Executive Income Deferral Program shall be given effect, subject to this Plan's provisions on payouts (as interpreted by the Plan Administrator).

                                  ARTICLE B

             SUPPLEMENTAL EXECUTIVE INCENTIVE COMPENSATION AWARDS

         Effective as of December 21, 1999, this Article B sets forth provisions that apply in connection with cash and stock awards that have been granted to certain executives under the 1999 Executive Incentive Compensation Plan. Except as specifically modified in this Appendix Article B, the foregoing provisions of the Plan shall fully apply. In the event of a conflict between this Article B and the foregoing provisions of the Plan, this Article B shall govern with respect to the conflict.

          B.1 Definitions: When used in this Article B, the following underlined terms shall have the meanings set forth below. Except as otherwise provided in this Article B, all terms that are defined in Article II of the Plan shall have the meaning assigned to them by Article II.

                  (a) PBG Group: The group of corporations or other entities comprised of (i) PBG and all of its divisions, subsidiaries and affiliates, (ii) PepsiCo, and (iii) such other corporations and entities as the Plan Administrator designates from time to time.

                  (b) Cash Award: The Supplemental Executive Incentive Compensation award that PBG granted in cash to certain executives under the 1999 Executive Incentive Compensation Plan.

                  (c) Change of Control: A Change of Control occurs on a date when (1) any individual, corporation, partnership, group, associate or other entity, other than PepsiCo, is or becomes the "beneficial owner" (as defined in Rule 13D-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the combined voting power of PBG's outstanding securities ordinarily having the right to vote at elections of directors, (2) any individual, corporation, partnership, group, associate or other entity is or becomes the "beneficial owner" (as defined in Rule 13D-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the combined voting power of PepsiCo's outstanding securities ordinarily having the right to vote at elections of directors, (3) the approval by the shareholders of PBG of a plan or agreement providing for a merger or consolidation of PBG, other than with PepsiCo, or for a sale, exchange or other disposition of all or substantially all of the assets of PBG, or (4) the approval by the shareholders of PepsiCo of a plan or agreement providing for a merger or consolidation of PepsiCo, other than with PBG, or for a sale, exchange or other disposition of all or substantially all of the assets of PepsiCo.

                  (d) Employee: Any person who received a Cash Award or Stock Award under the Trust Agreement and is currently rendering services to a member of the PBG Group.

                  (e) Extension Form: The form prescribed by the Plan Administrator on which an Employee extends the Vesting Date of his or her Stock Award pursuant to the provisions of this Article B.

                  (f) PepsiCo: PepsiCo, Inc., a North Carolina corporation, and any successor or successors thereto.

                  (g) Stock Award: The Supplemental Executive Incentive Compensation award that PBG granted to certain executives under the 1999 Executive Incentive Compensation Plan that is invested and payable in PBG Common Stock. If an Employee completes an Extension Form pursuant to Section B.3 below and elects a Vesting Date to apply to the award, each portion of the award that has a different Vesting Date (whether future or current) shall be considered to be a separate Stock Award hereunder.

                  (h) Trust Agreement: The Trust Agreement (including any and all appendices), by and between PBG and Boston Safe Deposit and Trust Company, as amended and restated from time to time.

                  (i) Vesting Date: The date on which a Stock Award will no longer be subject to a risk of forfeiture as provided in the Trust Agreement or Section B.4, whichever applies.

         B.2 Deferral of Cash Awards and Stock Awards.

                  (a) An Employee's Cash Award shall be deferred under this Plan pursuant to the terms and conditions of the Trust Agreement and shall become vested and distributed to the Employee or his or her beneficiary in the amount and at the time as provided by the Trust Agreement.

                  (b) Prior to February 1, 2003, an Employee's Stock Award shall be deferred under this Plan pursuant to the terms and conditions of the Trust Agreement and, unless the Vesting Date is extended pursuant to this Article B, the Stock Award shall become vested and distributed to the Employee or his or her beneficiary in the amount and form and at the time as provided by the Trust Agreement. If the Employee extends the Vesting Date of the Stock Award pursuant to this Article B (so that the Vesting Date extends beyond February 1, 2003), such extension shall be governed by the terms and conditions of this Article B. Except as specifically modified in this Article B, the provisions of the Trust Agreement shall fully apply. In the event of a conflict between this Article B and the provisions of the Trust Agreement, this Article B shall govern with respect to the conflict.

         B.3 Extension of Vesting for Stock Awards.

                  (a) Manner of Election. Each Employee with a Stock Award may elect to extend the vesting under the Plan of his or her Stock Award by completing and filing with the Plan Administrator an Extension Form for such purpose. Such Extension Form must be completed in the manner and within the time limits prescribed by this Article B and the Plan Administrator from time to time. The Extension Form shall permit the Employee to elect a delayed Vesting Date to apply to all or only a portion of the Stock Award. To be effective, an Employee's Extension Form must set forth the Vesting Date that will be applicable to the Stock Award, the Employee's Beneficiary designation and any other information that may be requested by the Plan Administrator from time to time. In addition, the Extension Form must meet the requirements of Sections B.3(b) and (c) below. If permitted by the Plan Administrator, an Employee may select a different Beneficiary for his or her Stock Awards than the Beneficiary selected for his or her Deferral Subaccounts.

                  (b) Timing of Election. If an Employee desires to extend the vesting and receipt of his or her Stock Award beyond February 1, 2003, an Employee must initially so elect by completing and filing an Extension Form with the Plan Administrator by July 31, 2002. Subsequent vesting extensions (if any) of a Stock Award must be made by an Employee at least 6 months prior to the then applicable Vesting Date or, if earlier, in the calendar year preceding the calendar year of the then applicable Vesting Date. If an Employee fails to file a properly completed and executed Extension Form with the Plan Administrator by the prescribed time, he or she will be deemed to have elected not to extend the vesting and receipt of his or her Stock Award. An Extension Form is irrevocable once received and determined by the Plan Administrator to be properly completed, and changes or modifications thereafter shall not be permitted. Notwithstanding the preceding, to the extent necessary because of circumstances beyond the control of the Employee, the Plan Administrator may grant a delay of any extension period and may permit (to the extent deemed necessary for orderly Plan administration or to avoid undue hardship to an Employee) the complete revocation of an Extension Form. Any such delay or revocation shall be available only if the Plan Administrator determines that it shall not trigger constructive receipt of income (or other early taxation of income) and that it is desirable for Plan administration, and only upon such conditions as may be required by the Plan Administrator.

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

                  (c) Period of Extension. An Employee shall specify a Vesting Date on his or her Extension Form by designating a specific date from the choices that are then made available to the Employee by the Plan Administrator. Notwithstanding an Employee's actual election, an Employee shall be deemed to have elected a Vesting Date that is not less than 24 months from the previous Vesting Date, but no later than September 30, 2009. In addition, notwithstanding an Employee's actual election, if an Employee selects a Vesting Date that is later than September 30, 2009, an Employee shall be deemed to have elected a Vesting Date of September 30, 2009.

         B.4 Forfeiture. An Employee's interest in a Stock Award shall be terminated and the Stock Award shall be forfeited in the event that the Employee's employment is terminated with the PBG Group and such termination is voluntary or on account of his or her Misconduct prior to the date the Stock Award vests in accordance with Section B.5(a) below.

         B.5 Vesting and Distribution.

                  (a) Vesting. A Stock Award shall become fully vested (and shall cease to be subject to forfeiture) on the earliest of the following to occur:

                           (1) When the Employee reaches the Vesting Date applicable to the Stock Award while employed by a member of the PBG Group or while on an approved leave of absence (as determined by the Plan Administrator);

                           (2) When the Employee terminates employment, voluntarily or involuntarily, from any and all members of the PBG Group on account of the Employee's death or Disability;

                           (3) When the Employee is involuntarily terminated from the PBG Group following a Change of Control (regardless of whether such termination is on account of Misconduct), unless it is determined otherwise by a majority of the "Outside Directors" (within the meaning of Code section 162(m)) serving on the PBG Board of Directors on December 23, 1999 (the "Incumbent Outside Directors") or subsequently elected to the PBG Board of Directors by a vote of at least three-fourths of the directors constituting the Incumbent Outside Directors;

                           (4) When the Employee is involuntarily terminated from the PBG Group and such involuntary termination is not on account of Misconduct; or

                           (5) September 30, 2009.

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

                  (b)  Distribution.

                           (1) Once an Employee's Stock Award becomes fully vested as provided in Section B.5(a) above, the Stock Award, in the amount and form determined pursuant to the Trust Agreement, shall be distributed in a lump sum to the Employee or his or her Beneficiary as soon as practicable after the first Distribution Date coincident with or next following the full vesting of such Stock Award as provided in Section B.5(a) above.

                           (2) In the case of a Participant who is determined by the Plan Administrator to be subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), a distribution required under paragraph (1) above may be delayed to the extent the Plan Administrator deems it necessary to satisfy Rule 16b-3 promulgated under the Act. This paragraph shall apply notwithstanding any provision of this Article B to the contrary.

         B.6  General Provisions.

                  (a) This Article B (which together with the corresponding provisions of the Trust Agreement shall be known as the "PBG SEIC Deferral Plan") shall encompass a plan of deferred compensation that is separate and distinct from the PBG Executive Income Deferral Plan and the PBG Option Gains Deferral Plan (as defined in Section 8.10) for all legal purposes (including ERISA, federal tax law and state tax law). Together, these three plans of deferred compensation shall be referred to as the PBG Executive Income Deferral Program, and all three such plans are severable for any and all purposes as directed by the Company. Additionally, Cash Awards may only be deferred for a maximum time period of 27 months and Stock Awards may only be deferred for a maximum time period of ten years. Therefore, since the Cash Awards and Stock Awards do not provide retirement income to the Employees and do not result in a deferral of income by Employees for periods extending to the termination of their covered employment or beyond, the PBG SEIC Deferral Plan is not subject to ERISA.

                  (b) In addition to those Plan provisions which may be in conflict with this Article B (and therefore the provisions of this Article B governs pursuant to the first paragraph of this Article B),
     Section 4.2, Section 4.5, Section 4.6, Section 8.2 and Article VI of this Plan shall neither apply to this Article B nor to any Cash Award or Stock Award.

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